                      SECURITIES AND EXCHANGE COMMISSION

                            Washington D.C.  20549

                            ----------------------

                                   Form 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the

                     Securities and Exchange Act of 1934



Date of report (Date of earliest event reported)                  June 13, 1996


                          Home State Holdings, Inc.
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              (Exact name of registrant as specified in charter)


Delaware                          0-22016                            13-3429087
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(State or other           (Commission File Number)               (IRS Employer
jurisdiction or                                             Identification No.)
incorporation)



Three South Revmont Drive, Shrewsbury, New Jersey                         07702
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(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code  (908) 935-2600
                                                    ---------------------------



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(Former name or former address, if changed since last report)


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Item 5.     Other Events.

     On June 14, 1996, the Registrant, Home State Holdings, Inc. ( "Home State"), announced that Robert Abidor has resigned as President and CEO of Home State and from his positions with Home State's subsidiaries and affiliates effective June 13, 1996. While Home State conducts a search for a replacement, Mark S. Vaughn, Senior Vice President - Marketing and
Underwriting and a Director of Home State, will serve as acting President and CEO. A copy of the press release announcing Mr. Abidor's resignation is being filed as an exhibit to this Report.



Item 7.     Financial Statements, Pro Forma Financial Information and
Exhibits.

     The financial statements, pro forma financial information and exhibits listed in items (a), (b) and (c) below are filed as a part of this report.

     (a)     None


     (b)     None


     (c)     Exhibits

         99. Copy of Press Release dated June 14, 1996 regarding Mr. Robert Abidor's resignation from the office of President and CEO of Home State Holdings, Inc.

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                         HOME STATE HOLDINGS, INC.

Date:  June 14, 1996

                                         By:     /s/ MARK S. VAUGHN
                                             ------------------------
                                                  Mark S. Vaughn
                                                  Acting President & CEO




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                          HOME STATE HOLDINGS, INC.

                                   [ LOGO ]


                                Press Release

For More Information, Call:  Eric Reehl                   For Immediate Release
(908) 935-2828                                                    June 14, 1996


                        ROBERT ABIDOR TO STEP DOWN AS
                       CEO OF HOME STATE HOLDINGS, INC.

Shrewsbury, NJ - June 14, 1996 - Home State Holdings, Inc. (NASDAQ: HOMS) today announced that Robert Abidor has resigned as President and CEO effective June 13, 1996, as well as from all positions with the Company's subsidiaries and affiliates. Mr. Abidor has been the CEO of Home State Holdings and a member of its Board of Directors since its founding in 1987. Mr. Abidor recently underwent back surgery for a second time and faces a period of limited activity during his recuperation. For a number of reasons, including
his health, Mr. Abidor indicated:   "While the decision was difficult, I
believe it is best for the Company that there be a transition in management at this time, leaving me free to pursue other personal interests. I believe that the direction and energy existing in the Company will carry it forward to further success in the future."

According to Michael H. Monier, Chairman, the Company will begin a search immediately, considering both internal and external candidates for the post. In the interim, Mark S. Vaughn, Senior Vice President - Marketing and Underwriting, will serve as acting CEO. To facilitate a smooth transition, Mr. Abidor will remain available in an advisory capacity. Mr. Abidor will also remain on the Board of Directors of Home State Holdings until December 31, 1996.

According to Mr. Monier, "Home State Holdings has achieved significant growth and made great strides, including expansion into a number of states, growing the Company's capital base and insurance premiums written, and establishing the Company as a significant force in the personal auto and commercial auto insurance business. Mr. Abidor has recently undergone surgery to correct a back injury and requires an extended period of recuperation. At the same time, the Company must continue to pursue opportunities to capitalize on the progress to date and achieve its full potential. We have mutually concluded that it is in the best interest of the Company to move forward under new leadership."

Mr. Monier expressed confidence in Mr. Vaughn, who joined the Company in July 1994 and is fully familiar with its operations. Mr. Vaughn, 48, has an extensive background in insurance. He started his career with The Travelers Insurance Company in 1971, was managing partner of an insurance agency and then joined Transamerica Insurance Group in 1981 where he rose to the office of Senior Vice President responsible for nationwide personal lines operations.

                        ******************************

Home State Holdings, Inc. is a property and casualty insurance holding company primarily engaged in providing standard and preferred personal and commercial auto insurance through its subsidiaries in New Jersey, New York, Pennsylvania, Connecticut, Delaware, West Virginia, Georgia and Florida. Home State Holdings, through several of its wholly-owned financial service subsidiaries is engaged in premium finance, reinsurance brokerage and insurance management services.
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